SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12

EBR Systems, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

www.investorvote.com/EBRStep 1: Go to www.investorvote.com/EBR. Step 2: Click on the icon on the right to view meeting materials. Step 3: Return to the investorvote.com window and follow the instructions on the screen to log in.OnlineGo to www.investorvote.com/EBR or scan the QR code ? login details are located in the shaded bar below.Stockholder Meeting Notice0497JDImportant Notice Regarding the Availability of Proxy Materials for the EBR Systems, Inc. Company Stockholder Meeting to be Held Virtually on Thursday, May 7, 2026, at 9:00 A.M. (AEST) (Wednesday, May 6, 2026, at 4:00 P.M. PDT)Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual stockholders' meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The 2025 Annual Report and Proxy Statement are available at: Obtaining a Copy of the Proxy Materials ? If you want to receive a copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. Please make your request as instructed on the reverse side on or before April 26, 2026 to facilitate timely delivery.2NOTEasy Online Access ? View your proxy materials and vote.When you go online, you can also help the environment by consenting to receive electronic delivery of future materials.Step 4: Make your selections as instructed on each screen for your delivery preferences. Step 5: Vote your shares.The 2026 Annual Meeting of Stockholders of EBR Systems, Inc. will be held on Thursday, May 7, 2026 at 9:00 A.M. Australian Eastern Standard Time (Wednesday, May 6, 2026 at 4:00 P.M., U.S. Pacific Daylight Time) virtually via the internet at meetnow.global/M9UHQT7MMMMMMMMMMMMMMMMMMMMM000001MR A SAMPLEDESIGNATION (IF ANY)ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6ENDORSEMENT_LINE______________ SACKPACK_____________1234 5678 9012 345C 1234567890 COYMMMMMMM

Here's how to order a copy of the proxy materials and select delivery preferences: Current and future delivery requests can be submitted using the options below.If you request an email copy, you will receive an email with a link to the current meeting materials.PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a copy of the proxy materials.? Internet ? Go to www.investorvote.com/EBR.? Phone ? Call us free of charge at 1-866-641-4276.? Email ? Send an email to investorvote@computershare.com with "Proxy Materials EBR Systems, Inc." in the subject line. Include your full name and address, plus the number located in the shaded bar on the reverse side, and state that you want a paper copy of the meeting materials. To facilitate timely delivery, requests for a paper copy of proxy materials must be received by April 26, 2026.EBR Systems, Inc. (Company) (ASX:EBR) Annual Meeting of Stockholders will be held on Thursday, 7 May 2026 at 9:00 A.M. Australian Eastern Standard Time (Wednesday, 6 May 2026 at 4:00 P.M., U.S. Pacific Daylight Time) virtually via the internet at meetnow.global/M9UHQT7Proposals to be voted on at the meeting are listed below along with the Board of Directors' recommendations.The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2-9 (inclusive): 1. To elect two Class II directors to serve for a term expiring at the 2029 annual meeting of stockholders. 1(a) - Re-election of John McCutcheon 1(b) - Re-election of Bronwyn Evans, Ph.D. 2. To approve the addition of 18,010,366 shares of common stock, par value $0.0001 per share ("Common Stock"), as adjusted for any splits or combinations, to the number of Common Stock reserved for issuance under the 2021 Equity Incentive Plan ("2021 Plan"), by operation of the "evergreen" provision set forth in the 2021 Plan, and the issue of securities under the 2021 Plan, pursuant to and for the purposes of Exception 13 of ASX Listing Rule 7.2; 3. To approve the grant of options to acquire shares of Common Stock of the Company equal in value to US$716,154 (at the time of the grant) under the 2021 Plan to Mr. John McCutcheon on the terms and conditions set out in this Proxy Statement, pursuant to and for the purposes of ASX Listing Rule 10.14; 4. To approve the grant of options to acquire shares of Common Stock of the Company equal in value to US$160,000 (at the time of Board approval of the grant) under the 2021 Plan to Mr. Allan Will on the terms and conditions set out in this Proxy Statement, pursuant to and for the purposes of ASX Listing Rule 10.14; 5. To approve the grant of options to acquire shares of Common Stock of the Company equal in value to US$130,000 (at the time of Board approval of the grant) under the 2021 Plan to Ms. Karen Drexler on the terms and conditions set out in this Proxy Statement, pursuant to and for the purposes of ASX Listing Rule 10.14; 6. To approve the grant of options to acquire shares of Common Stock of the Company equal in value to US$130,000 (at the time of Board approval of the grant) under the 2021 Plan to Mr. Trevor Moody on the terms and conditions set out in this Proxy Statement, pursuant to and for the purposes of ASX Listing Rule 10.14; 7. To approve the grant of options to acquire shares of Common Stock of the Company equal in value to US$130,000 (at the time of Board approval of the grant) under the 2021 Plan to Dr. David Steinhaus on the terms and conditions set out in this Proxy Statement, pursuant to and for the purposes of ASX Listing Rule 10.14; 8. To approve the grant of options to acquire shares of Common Stock of the Company equal in value to US$130,000 (at the time of Board approval of the grant) outside the 2021 Plan to the Nominated Holding of Dr. Bronwyn Evans on the terms and conditions set out in this Proxy Statement, pursuant to and for the purposes of ASX Listing Rule 10.11; and 9. To approve the grant of options to acquire shares of Common Stock of the Company equal in value to US$130,000 (at the time of Board approval of the grant) outside the 2021 Plan to the Nominated Entity of Dr. Chris Nave on the terms and conditions set out in this Proxy Statement, pursuant to and for the purposes of ASX Listing Rule 10.11.PLEASE NOTE ? YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must go online or request a paper copy of the proxy materials to receive a proxy card. Stockholder Meeting Notice